UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2020

Cognex Corporation
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 650-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On February 13, 2020, Cognex Corporation (the “Company”) issued a news release to report its financial results for the quarter and year ended December 31, 2019. The release is furnished as Exhibit 99.1 hereto. The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2020, the Company’s Board of Directors appointed Paul D. Todgham as Senior Vice President of Finance and Chief Financial Officer of the Company, commencing on March 9, 2020.  In such capacity, Mr. Todgham will serve as the principal financial officer and principal accounting officer of the Company for purposes of filings with the Securities and Exchange Commission. A copy of the press release announcing Mr. Todgham’s appointment is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Mr. Todgham will replace Laura A. MacDonald as principal financial officer and principal accounting officer of the Company effective March 9, 2020.  Ms. MacDonald assumed the roles of principal financial officer and principal accounting officer on an interim basis while the Company searched for a new Chief Financial Officer following the resignation of John J. Curran in 2019.  Ms. MacDonald will continue with the Company in her role as Vice President and Corporate Controller.

Mr. Todgham will lead the Company's global finance organization.  Mr. Todgham is currently a Senior Vice President of Finance for Levi Strauss & Company (LEVI), a publicly held company listed on the New York Stock Exchange.  Since joining Levi Strauss & Company in 2014, Mr. Todgham has served in a variety of senior finance and strategy roles involving corporate development, operational planning and financial oversight.  For the three years prior to joining Levi Strauss & Company, Mr. Todgham worked for Ross Stores, Inc. (ROST), a publicly held company listed on the NASDAQ Global Select Market, in senior finance and strategy roles.  Mr. Todgham holds a Bachelor of Arts from Harvard University (applied mathematics), a Masters of Philosophy in Economics from the University of Cambridge and a Masters of Business Administration from Stanford University’s Graduate School of Business.

In connection with his employment, Mr. Todgham will receive an initial annual salary of $375,000, a target bonus of $243,750 (65%) with the opportunity to earn 0-200% of this amount based on Company performance and the achievement of individual performance goals, an initial stock option grant to purchase 70,000 shares of the Company’s common stock under the Company’s 2007 Stock Option and Incentive Plan (the “2007 Plan”) that will vest in three equal installments on the third, fourth and fifth anniversaries of the grant date, an initial grant of 35,000 restricted stock units under the 2007 Plan that will vest in three equal installments on the first, second and third anniversaries of the grant date, commuting assistance for a limited period, relocation benefits and other employee benefits standard to employees of the Company.

Item 8.01	Other Events

On February 13, 2020, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.055 per share. This dividend is payable on March 13, 2020 to all shareholders of record at the close of business on February 28, 2020.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

99.1	News release announcing 2019 financial results, dated February 13, 2020, by Cognex Corporation (furnished herewith)

99.2	News release announcing appointment of Paul D. Todgham, dated February 13, 2020, by Cognex Corporation (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: February 13, 2020	By:	/s/ Laura A. MacDonald
Laura A. MacDonald
Vice President and Corporate Controller